UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _________ )

Filed by the Registrant     ☒
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ACETO CORPORATION

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which  the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ACETO CORPORATION
4 Tri Harbor Court
Port Washington, NY 11050
Tel. (516) 627-6000

October 20, 2011

Dear Fellow Shareholder:

I take pleasure in inviting each of you to attend Aceto Corporation’s annual meeting of shareholders to be held on Thursday, December 8, 2011 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York.  This year, Aceto will continue to use the “notice and access” method of providing proxy materials to you via the Internet.  On or about October 20, 2011, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which includes instructions regarding voting your shares and requesting a printed copy of our proxy materials.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.

I look forward to seeing you at the annual meeting and thank you for your continued support.

Sincerely,
/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and Chief Executive Officer

ACETO CORPORATION
4 Tri Harbor Court
Port Washington, New York 11050
Tel. (516) 627-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Aceto Corporation:

We hereby notify you that the annual meeting of shareholders of Aceto Corporation, a New York corporation (the “Company”), will be held on Thursday, December 8, 2011 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York, for the following purposes:

●	to elect seven directors to the board of directors to hold office for the following year and until their successors are elected;

●	to hold an advisory vote on executive compensation;

●	to hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

●	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

This proxy statement is first being delivered to shareholders on or about October 20, 2011.  The matters listed in this notice of meeting are described in the accompanying proxy statement.  The Company’s board of directors has fixed the close of business on October 10, 2011 as the record date for this year’s annual meeting.  You must be a shareholder of record at that time to be entitled to notice of the annual meeting and to vote at the annual meeting.

Important notice regarding the availability of Proxy Materials:  The proxy statement and the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 are available on the internet to the Company’s shareholders of record as of the close of business on October 10, 2011.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY SHAREHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET.

By order of the board of directors,

/s/ Douglas Roth
Douglas Roth
Chief Financial Officer and Assistant Secretary

Port Washington, New York
October 20, 2011

ACETO CORPORATION 4 Tri Harbor Court PORT WASHINGTON, NEW YORK 11050 Tel. (516) 627-6000

PROXY STATEMENT

GENERAL INFORMATION

Information About Proxy Solicitation

This proxy statement is being furnished to holders of shares as of the record date of the common stock, $0.01 par value per share, of Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s annual meeting to be held on Thursday, December 8, 2011 at 10:00 a.m., Eastern Standard Time, at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York. As used in this proxy statement, “Aceto,” “we,” “us,” and “our” refer to the Company. We made this proxy statement available to you because our board of directors is soliciting your proxy to vote your shares at the annual meeting and at any adjournment.  This proxy statement summarizes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission and the NASDAQ Global Select Market, which information is designed to assist you in voting your shares.  The purposes of the meeting and the matters to be acted on are stated in the accompanying notice of annual meeting of shareholders. At present, the board of directors knows of no other business that will come before the meeting.

The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies may be supplemented by personal interview, telephone, and electronic communication by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Information About Voting

Q:           Why am I receiving these materials?

A:
The board of directors has made these proxy materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the Company’s annual meeting of shareholders, which will take place on December 8, 2011. As a shareholder, you are invited to attend the annual meeting and to vote on the items of business described in this proxy statement.

Q:           What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. A copy of our 2011 Form 10-K is also part of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with the “notice and access” rules adopted by the Securities and Exchange Commission, we may now furnish proxy materials, including this proxy statement and our Form 10-K for the year ended June 30, 2011 to our shareholders by providing access to such documents on the Internet instead of mailing printed copies.  Most shareholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may access and submit your proxy.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:           How do I get electronic access to the proxy materials?

A:
The Notice will provide you with instructions regarding how to access the Notice of Annual Meeting, this Proxy Statement, your proxy  and Form 10-K for the year ended June 30, 2011.  The proxy materials will be available on the Internet starting on October 20, 2011, as described in the Notice.  You will not receive a printed copy of these proxy materials unless you request them in accordance with the instructions provided in the Notice.

Q:           What items of business will be voted on at the annual meeting?

A:	The following matters will be voted on at the annual meeting:

●	to elect seven directors to the board of directors to hold office for the following year and until their successors are elected;

●	to hold an advisory vote on executive compensation;

●	to hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

●	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

Q:	How does the board of directors recommend that I vote?

A:	The Board of Directors recommend that you vote:

●	FOR each of the nominees to the board of directors;

●
FOR approval, on a non-binding basis, of the Company’s compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative disclosures contained in this proxy statement;

●	FOR two years, the frequency of future non-binding shareholder advisory votes on compensation of our named executive officers;

●	FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Q:	What shares can I vote?

A:
You may vote all shares owned by you as of the close of business on October 10, 2011, the record date. These shares include: (1) shares held directly in your name as a shareholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) requesting and returning a paper proxy card or voting instruction card, or (iii) submitting a ballot in person at the meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders of the Company hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record and the Notice is being sent directly to you by the Company. As the shareholder of record, you have the right to grant your proxy directly to the board of directors or to vote in person at the meeting.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker or nominee that holds your shares, giving you the right to vote the shares. Your broker or nominee has enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

Q:           How can I attend the annual meeting?

A:
You are entitled to attend the annual meeting only if you were a shareholder of the Company or joint holder as of the close of business on October 10, 2011, or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to October 10, 2011, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 10:00 a.m. Eastern Standard Time. Check-in will begin at 9:00 a.m., and you should allow ample time for the check-in procedures.

Q:           How can I vote my shares in person at the annual meeting?

A:
You may vote in person at the annual meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a “legal proxy” giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may without attending the meeting direct how your shares are to be voted. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares in street name, you may vote by submitting voting instructions to your broker or nominee.

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by revoking your proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically revoke your proxy or vote at the annual meeting. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also revoke your proxy by sending a written notice of revocation to Mr. Steven Rogers, General Counsel and Secretary, Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

Q:           Who can help answer my questions?

A:
If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mr. Steven Rogers, General Counsel and Secretary, by mail to Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050 or by phone at 516-627-6000.  Also, if you need additional copies of this proxy statement or voting materials, you should contact Mr. Rogers.

Q:           How are votes counted?

A:
In the election of directors, you may vote FOR all of the seven nominees or you may direct your vote to be WITHHELD with respect to one or more of the seven nominees.  In the advisory vote on executive compensation, you may vote FOR, AGAINST, or you may ABSTAIN from voting with respect to approval of the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.  In the advisory vote on the frequency of holding an advisory vote on executive compensation, you may vote FOR EVERY YEAR, FOR EVERY TWO YEARS, FOR EVERY THREE YEARS, or ABSTAIN.  In the ratification of the Company’s independent registered public accounting firm, you may vote FOR ratification, AGAINST ratification or you may ABSTAIN from voting with respect to ratification.  If you provide specific instructions, your shares will be voted as you instruct.  If you sign your proxy card or voting instruction card or vote over the Internet with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors FOR all of the Company’s nominees, FOR approval of the compensation of the named executive officers as described above, FOR EVERY TWO YEARS on the frequency of holding an advisory vote on executive compensation, FOR ratification of the Company’s independent registered public accounting firm and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.  If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:           What is a quorum and why is it necessary?

A:
Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one-third of the Company’s shares of common stock outstanding on October 10, 2011 is necessary to constitute a quorum. For the purposes of determining a quorum, shares held by brokers or nominees for whom we receive a signed or electronically transmitted proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter, or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

Q:           What is the voting requirement to approve each of the proposals?

A:
In the election of directors, the seven persons receiving the highest number of FOR votes at the annual meeting will be elected. Accordingly, votes withheld and broker non-votes do not have the effect of a vote for or against the election of any nominee. You do not have the right to cumulate your votes. For the advisory vote on executive compensation and for the ratification of the appointment of the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2012 and any other matters that might properly arise at the meeting, the affirmative “FOR” vote of a majority of the total votes cast on the proposal is required for approval. Accordingly, abstentions will have no effect on the advisory vote on executive compensation or the ratification of the appointment of the Company’s independent registered public accounting firm and broker non-votes will have no effect on the advisory vote on executive compensation. With respect to the advisory vote on the frequency of holding an advisory vote on executive compensation, the frequency alternative that receives the highest number of votes cast will be considered to be the frequency alternative that is preferred by our shareholders.  Accordingly, abstentions and broker non-votes will not be counted as expressing any preference.  A list of shareholders entitled to vote at the annual meeting will be available at the annual meeting for examination by any shareholder.

Q:           What should I do if I receive more than one Notice?

A:
You may receive more than one Notice if you are a shareholder of record and hold in a brokerage account, hold your shares in more than one brokerage account, or if you are a shareholder of record and your shares are registered in more than one name. Please complete and return a proxy card or voting instruction card for each Notice that you receive.

Q:           Where can I find the voting results of the annual meeting?

A:
Voting results will be announced at the annual meeting and are expected to be posted shortly after the meeting on our website at www.aceto.com.  Voting results will also be reported in a Current Report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

Q:           What happens if additional matters are presented at the annual meeting?

A:
Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. However, if you grant a proxy, the persons named as proxy holders, Albert L. Eilender, the Company’s Chairman and Chief Executive Officer and Douglas Roth, the Company’s Chief Financial Officer and Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the board of directors.

Q:           What shares are entitled to be voted?

A:
Each share of the Company’s common stock issued and outstanding as of the close of business on October 10, 2011, the record date is entitled to be voted on all items being voted on at the annual meeting, with each share being entitled to one vote. On the record date, 26,729,813 shares of the Company’s common stock were issued and outstanding.

Q:           Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:           Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:           Who will bear the cost of soliciting votes for the annual meeting?

A:
The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Certain of our directors, officers and employees, without any additional compensation, may also solicit your vote in person, by telephone or by electronic communication. On request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:           May I propose actions for consideration at next year’s annual meeting of shareholders?

A:
You may submit proposals for consideration at future shareholder meetings. However, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the written proposal must be received by the Secretary of the Company no later than June 21, 2012.  Such proposals also will need to comply with United States Securities and Exchange Commission regulations under Proxy Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

THE NOMINEES

The Company’s board of directors is proposing a slate of directors that consists of six incumbent directors and one new nominee.

The nominees and their ages, as of October 10, 2011 are set forth in the table below.
NAME	AGE	POSITION	DIRECTOR SINCE

Albert L. Eilender	68	Chairman and Chief Executive Officer	2000
Robert A. Wiesen (2)(7)	60	Director	1994
Hans C. Noetzli (3)(4)(5)(7)	70	Director	2002
William N. Britton (1)(5)	66	Director	2006
Richard P. Randall (3)(6)	73	Director	2009
Salvatore Guccione*	48	Director	2011
Natasha Giordano	51	Director	-

(1)	This director is the chairman of the audit & risk committee.
(2)	This director is the chairman of the compensation committee.
(3)	This director is a member of the audit & risk committee.
(4)	This director is designated the lead independent director.
(5)	This director is a member of the compensation committee.
(6)	This director is the chairman of the nominating and governance committee.
(7)	This director is a member of the nominating and governance committee.

*Effective as of December 1, 2011, Mr. Guccione has been named by the Board of Directors as President and Chief Operating Officer of Aceto.

It is the intention of the persons named in the proxy card to vote all shares of common stock for which they have been granted a proxy for the election of the nominees, each to serve as a director for a term of office of one year and until his or her successor shall have been duly elected.  All the nominees have consented to being named in this proxy statement and to serve as a director if elected.

At the time of the annual meeting, if any of the nominees named above is not available to serve as director (an event that the board of directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the board of directors designates.  The board of directors believes that it is in the best interests of the Company to elect the above-described slate of directors.

INFORMATION ABOUT THE NOMINEES

No director or executive officer of the Company is related to any other director or executive officer.  None of the Company’s officers or directors hold any directorships in any other public company, except for Mr. Randall, who is a member of the board of directors of Steven Madden, Ltd.  A majority of our board members are independent based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market.

Set forth below is the principal occupation and employment of the nominees, the business experience of each for at least the past five years and certain other information relating to the nominees.

Albert L. Eilender.   Mr. Eilender has been Chairman and Chief Executive Officer since September 2010. Prior to that, Mr. Eilender was the Company’s lead independent director since 2005 and since October 2009, served as the Non-Executive Chairman of the Board.  He is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry. Mr. Eilender has not been active in the operations of this enterprise since October 2009. He has more than 30 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility for managing businesses up to $300 million in revenues, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally.  He has also served on the boards of numerous industry trade associations during his career. We believe that Mr. Eilender’s past 20 years of industry experience in executive management for operations within all three segments of Aceto’s business, as well as operations in North America, Europe and Asia, coupled with his experience in the areas of business consultation and mergers and acquisitions, and his service on the Board of the Company since 2000, give him the qualifications and skills to serve as one of our directors. In addition, as a director of Aceto he has demonstrated leadership within the Board and the ability to work effectively with management to create unity of effort.

Robert A. Wiesen.   Mr. Wiesen is a senior partner in the law firm of Clifton Budd & DeMaria, LLP, and has practiced employment law for over thirty years. In the course of his law practice, Mr. Wiesen has represented hundreds of employers in a wide array of industries, including chemical, pharmaceutical, distribution and manufacturing. In the course of his professional activities, Mr. Wiesen has gained advanced business, financial, management, human resources, executive compensation, benefits, regulatory and legal experience. He is a member of the American Bar Association and has written and lectured extensively on business related employment issues over the years. Mr. Wiesen received his legal and undergraduate degrees magna cum laude and cum laude and has received many honors including Phi Beta Kappa membership, National Labor Relations Board superior performance awards, and the American Jurisprudence Award for Labor Law. The Company does not intend to utilize the legal services of Clifton Budd & DeMaria, LLP in the future with the exception of one legal matter with respect to which Clifton Budd & DeMaria, LLP had previously served as counsel to the Company, and which the Company does not expect will generate significant additional legal fees.  We believe that Mr. Wiesen’s legal and business experience, as well as his service on the Board of the Company since 1994, give him the qualifications and skills to serve as one of our directors.

Hans C. Noetzli.  Mr. Noetzli is the former Chairman of Schweizerhall, Inc., a wholly owned subsidiary of Schweizerhall Holding AG, Basel, Switzerland.  Mr. Noetzli holds a degree in Business Administration.  He has more than 30 years of experience in the fine chemicals industry.  Prior to his role as Chairman of Schweizerhall, Inc., he served in many executive functions of the Alusuisse-Lonza Group, among them as Chief Executive Officer of Lonza Inc. for 16 years and he was a member of the executive committee of the worldwide Alusuisse-Lonza Group located in Zurich, Switzerland.  Mr. Noetzli also served on the board of directors of the Chemical Manufacturing Association, the Swiss-American Chamber of Commerce, New York, as well as other industry associations.  Currently, he is a member of the board of directors of IRIX Pharmaceuticals, Inc., a privately owned developer and manufacturer of active pharmaceutical ingredients. In addition, Mr. Noetzli was a member of the board of directors of Synthetech, Inc., a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies, from 2004 through 2010. We believe that Mr. Noetzli’s extensive experience in the fine chemicals industry, and executive-level experience, as well as the valuable business knowledge he brings regarding the issues facing a board of directors and his service on the Board of the Company since 2002, give him the qualifications and skills to serve as one of our directors. In addition, his broad international experience, coupled with his fluency in 3 languages, adds to the diversity of the Board.

William N. Britton.  Mr. Britton is the sole owner of TD AIM, LLC through which he is involved in a variety of activities surrounding financial consulting and private equity investing.  Mr. Britton is also a Vice Chairman of P and E Capital, Inc., a management company involved in real estate.  Previously, Mr. Britton was a Senior Vice President with JP Morgan Chase.  He has over 30 years of commercial lending experience ranging from large syndicated financings with Fortune 500 companies to privately owned businesses, with significant experience in private equity related transactions, asset based lending arrangements, leasing and many other forms of secured lending.  Mr. Britton is on the Board of Directors of Churchill Financial BDC Inc., which is currently in registration for a public offering. He is also on the Northeast Advisory Council of Opera Solutions, a private firm engaged in consulting.  Mr. Britton is a former Vice President-Finance for the Boy Scouts of America (Manhattan Council) and is on the board of the Rutgers Business School.    We believe that Mr. Britton’s finance and business consultation and executive-level management experience, as well as his service on the Board of the Company since 2006, give him the qualifications and skills to serve as one of our directors.

Richard P. Randall.  Mr. Randall is the former Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp. and Time-Life, from 2002 until 2005. Prior to that, Mr. Randall was the Chief Financial Officer of Coach, Inc. from 2000 to 2001 and the Chief Financial Officer of Lillian Vernon Corp. from 1998 to 2000. Mr. Randall holds a degree in accounting and is a Certified Public Accountant.  He has more than 40 years of experience in various accounting and finance positions. Mr. Randall joined Aceto’s board in May 2009 and currently serves as chair of its Nominating & Governance Committee and as a member of the Audit & Risk Committee. Mr. Randall serves as the Chairman of the Audit Committee of the Board of Directors for Steven Madden, Ltd. since 2006. Mr. Randall is also the Chairman of the Audit Committee of the Board of Directors for The Burke Rehabilitation Hospital in White Plains, NY where he has served since 2005.  Mr. Randall also served as a director and chair of the Audit Committee for two unrelated Chinese companies publicly traded in the US, Universal Travel Group and Home Systems Group, from 2007 until 2008 when he resigned from these boards. We believe that Mr. Randall’s executive-level and director experience, as well as his experience in the areas of accounting and corporate finance, as well as financial reporting, give him the qualifications and skills to serve as one of our directors.

Salvatore Guccione.  Effective as of December 1, 2011, Mr. Guccione has been named by the Board of Directors as President and Chief Operating Officer of Aceto. Mr. Guccione was formerly an Operating Partner at Arsenal Capital Partners, a private equity investment firm based in New York.  Prior to that, Mr. Guccione was the Chief Executive Officer and the Chief Financial Officer of WIL Research Laboratories from 2006 to 2009 and the Chief Financial Officer of International Specialty Products from 2004 to 2005. In addition, Mr. Guccione held various positions at Cambrex Corporation from 1995 to 2004, including Executive Vice President, Strategy and Chief Financial Officer. From 1987 to 1995, Mr. Guccione held various positions at International Specialty Products, including Vice President and General Manager, Personal Care and Director, Corporate Development. Mr. Guccione holds a Bachelor degree in Chemical Engineering from Lehigh University and an MBA in Finance from New York University’s Stern School of Business.  Mr. Guccione joined Aceto’s board in May 2011.  Mr. Guccione serves on the Board of Royal Adhesive & Sealants Holdings. In addition, Mr. Guccione previously served on the Board of DG3 Holdings from 2010 to October 2011. We believe that Mr. Guccione’s almost twenty-five years of investing and operating experience in the specialty chemicals and healthcare industries as well as his experience in planning, building and managing several specialty chemical and pharmaceutical/FDA-regulated businesses in active pharmaceutical ingredients, pharmaceutical research services and biotechnology products/services, give him the qualifications and skills to serve as one of our directors.

Natasha Giordano.  Ms. Giordano has been Chief Executive Officer, President and Director of Xanodyne Pharmaceuticals, Inc. a branded specialty pharmaceutical company with development and commercial capabilities focused on pain management, since May 2010 and Chief Operating Officer since 2009. Prior to that, she served as President, Americas for Cegedim Dendrite (formerly Dendrite International Inc.) from 2007 to 2008 and as Senior Vice President of the Global Customer Business Unit of Cegedim Dendrite from 2004 to 2007. She has been with Cegedim Dendrite since 2000 and served as Group President for Global Business Unit for major customers, and Vice President of Global Sales. Earlier in her career, she worked nine years with Parke-Davis then owned by Warner Lambert in several sales and marketing positions including Strategic Alliance management and Sales Integration. Ms. Giordano holds a Bachelors of Science degree from Wagner College in New York and is a Registered Nurse. We believe that Ms. Giordano’s twenty plus years of senior leadership positions in the healthcare and pharmaceutical industry brings to our Board a vast amount of practical experience in general management, strategy, marketing, sales development, and compliance, which give her the qualifications and skills to serve as one of our directors.

INFORMATION ABOUT THE COMPANY’S COMMITTEES

Board Leadership Structure and Role in Risk Oversight

Since September 2010, Albert L. Eilender has served as both Chairman of the Board and Chief Executive Officer. Prior to that, the Company had separated the office of Chairman of the Board from that of Chief Executive Officer. As Chairman and Chief Executive, Mr. Eilender assumed leadership for all aspects of Aceto Corporation. He concentrates on strategic issues, long range planning and acquisition activity, while continuing to coordinate the Board of Directors’ agenda, and investor relations. This structural change is designed to sharpen the focus on all aspects of the Company’s business and to aid in developing a cohesive succession plan throughout the Company’s hierarchy. At this time, our Board believes that Mr. Eilender’s combined role as Chairman of the Board and Chief Executive Officer enables us to benefit from Mr. Eilender’s significant industry knowledge and experience, while at the same time providing unified leadership and direction for our Board and executive management without duplication of effort and cost.   Hans C. Noetzli is currently our lead independent director. In that role, Mr. Noetzli serves as a liaison between the Chairman of the Board and the independent directors of the Board. Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chairman of the Board and Chief Executive Officer, we may, under different circumstances, consider whether it is more appropriate to separate the positions in recognition of the difference between the two roles.

The Board of Directors has an active role, directly and through the Board’s committee structure, in the oversight of the Company’s risk management efforts. The audit & risk committee assists the Board of Directors in performing its oversight responsibilities relating to the Company’s processes and policies with respect to identifying, monitoring, assessing, reporting on, managing and controlling the Company’s business and financial risk. The committee oversees, reviews, monitors and assesses (including through regular reports by, and discussions with, management), the Company’s processes and policies for risk identification, risk assessment, reporting on risk, risk management and risk control (including with respect to risks arising from the Company’s compensation policies and practices and in connection with the business and operations of its subsidiaries), and the steps that management has taken to identify, assess, monitor, report on, manage and control risks. The Committee also discusses with management the balancing of risk versus reward to the Company and areas of specific risk identified by management and/or the committee.

Audit & Risk Committee

The audit & risk committee is comprised of William N. Britton (Chairman), Richard P. Randall and Hans C. Noetzli.  The audit & risk committee recommends to the Board of Directors the approval of the Company’s independent registered public accounting firm and reviewing management actions in matters relating to audit functions.  The committee reviews with the Company’s independent registered public accounting firm the scope and results of its audit engagement and the Company’s system of internal controls and procedures.  The committee also reviews the effectiveness of procedures intended to prevent violations of laws.  The committee also reviews, prior to publication, our quarterly earnings releases and reports to the SEC on Form 10-K and Form 10-Q.  The report of the audit & risk committee for fiscal year 2011 can be found below.

The audit & risk committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, also meets with management and the auditors prior to the filing of officers’ certifications with the SEC to request information concerning, among other things, significant deficiencies in the design or operation of internal controls, if any.

The audit & risk committee assists the Board of Directors in performing its oversight responsibilities relating to the Company’s processes and policies with respect to identifying, monitoring, assessing, reporting on, managing and controlling the Company’s business and financial risk. The audit & risk committee discusses with the Company’s senior risk officer, and other members of management responsible for managing risk, areas of specific risk identified by management and/or the Committee.

Our board has determined that all audit & risk committee members are independent under applicable SEC regulations, and based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. Our board of directors has determined that Mr. Britton qualifies as an “audit committee financial expert” as that term is used in SEC regulations.  The audit & risk committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

The audit & risk committee has adopted a Non-Retaliation Policy and a Complaint Monitoring Procedure to enable confidential and anonymous reporting regarding financial irregularities, if any.

Nominating and Governance Committee

The nominating and governance committee is comprised of Richard P. Randall (Chairman), Robert A. Wiesen and Hans C. Noetzli, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. The nominating and governance committee addresses Board organizational issues and reviews the Company’s corporate governance framework. In addition, the committee searches for persons qualified to serve on the Board of Directors and monitors, assesses and makes recommendations to the Board annually with respect to the leadership structure of the Board. While the nominating and governance committee does not have a formal policy on diversity for members of the Board of Directors, the nominating and governance committee considers diversity of background, experience and qualifications in evaluating prospective Board members.  The committee will evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considering the qualifications and criteria established by the Board. In selecting the director nominees, the Nominating and Governance Committee and the Board endeavor to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting and finance, knowledge of the industries in which the Company operates, strategic vision, knowledge of international markets, and other areas relevant to the Company’s business. Mr. Guccione was recommended to the nominating and governance committee by our chief executive officer. In addition, the nominating and governance committee engaged an executive search firm to identify the new nominee, Ms. Giordano.

The nominating and governance committee operates under a formal charter that governs its duties and conduct and is published on the Company’s corporate website – www.aceto.com.

Shareholders wishing to directly recommend candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to Richard P. Randall, Chairman of the Nominating and Governance Committee, 4 Tri Harbor Court, Port Washington, New York 11050. Any such notice must, for any given annual meeting, be delivered to the Chairman not less than 120 days prior to the anniversary of the preceding year’s annual meeting. The notice must state (1) the name and address of the shareholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of Aceto that are beneficially owned by each person recommended and by the recommending shareholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

The nominating and governance committee will consider and vote on any recommendations so submitted. In considering any person recommended by a shareholder, the committee will look for the same qualifications that it looks for in any other person that it is considered for a position on the board of directors.

Any shareholder nominee recommended by the nominating and governance committee and proposed by the board of directors for election at the next annual meeting of shareholders will be included in the company’s proxy statement for that annual meeting.

Compensation Committee

The compensation committee is comprised of Robert A. Wiesen (Chairman), William N. Britton and Hans C. Noetzli, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The NASDAQ Stock Market. The compensation committee conducts reviews of the compensation of the directors, Chief Executive Officer and other senior executive officers of the Company including evaluating and making recommendations to the Board of Directors approving those officers’ benefits, bonus, incentive compensation, severance, equity-based compensation, and other compensation arising from other programs of the Company. The committee meets as often as the committee determines, but not less frequently than annually. The committee may delegate a portion of its authority to a subcommittee or subcommittees. The committee has the exclusive authority to retain any compensation consultants to be used to assist the committee in the evaluation and determination of the Company’s compensation for its Chief Executive Officer, other senior executive officers and board members.

The compensation committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Board and Committee Meetings

During the Company’s fiscal year ended June 30, 2011, the board of directors held seven meetings and acted by unanimous written consent thirteen times.  Each director attended at least 75% of the board’s meetings and 75% of the meetings of the board committees on which he served.

At most scheduled meetings of the board of directors, the independent members of the board of directors meet separately in executive session without management being present.  A lead independent director elected by the independent directors is responsible for chairing such executive sessions.  Currently the lead independent director is Hans C. Noetzli.

During the Company’s fiscal year ended June 30, 2011, the compensation committee met ten times, the audit & risk committee met five times and the nominating and governance committee met six times.

Director Attendance at Annual Meetings

Our directors are encouraged, but not required, to attend the annual meeting of shareholders. All of our directors, with the exception of Salvatore Guccione, who was not appointed to the board of directors until May 2011, attended the 2010 annual meeting of shareholders.

Communications by our Shareholders to the Board of Directors

Our board of directors recommends that shareholders direct to the Company’s secretary any communications intended for the board of directors. Shareholders can send communications by e-mail to srogers@aceto.com, by facsimile to (516) 627-6093, or by mail to Steven Rogers, Senior Vice President, General Counsel and Corporate Secretary, Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

This centralized process will assist the board in reviewing and responding to shareholder communications in an appropriate manner. If a shareholder wishes to direct any communication to a specific board member, the name of that board member should be noted in the communication. The board of directors has instructed the secretary to forward shareholder correspondence only to the intended recipients, but the board has also instructed the secretary to review all shareholder correspondence and, in his discretion, not forward any items that he deems to be of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration. Any such items may be forwarded elsewhere in the Company for review and possible response. The Company has adopted a Non-Retaliation Policy, or a whistleblower policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone “hotline” operated by an independent party.  A copy of our Non-Retaliation Policy is available on our website at www.aceto.com.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with those responsibilities and standards.  In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements.  In addition, the NASDAQ Stock Market has corporate governance and listing requirements.  The board of directors has initiated numerous actions consistent with these rules and will continue to regularly monitor developments in the area of corporate governance.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for all Aceto directors and employees that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code.  This Code of Business Conduct and Ethics is in accordance with NASDAQ Listing Rule 5610 and is published on the Company’s corporate website – www.aceto.com.  We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, www.aceto.com.

Disclosure Committee

The Company has formed a disclosure committee, comprised of senior management, including senior financial personnel, to formalize processes to ensure accurate and timely disclosure in Aceto’s periodic reports filed with the United States Securities and Exchange Commission and to implement certain disclosure controls and procedures.  The disclosure committee operates under a formal charter that governs its duties and conduct.  The charter is published on the Company’s corporate website – www.aceto.com.

Personal Loans to Executive Officers and Directors

The Company’s policy has always been to not extend personal loans or other terms of personal credit to its directors and officers, and is in compliance with the legislation prohibiting such personal loans and other forms of personal credit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain officers and beneficial owners of more than 10% of the Company’s Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities.  Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company’s fiscal year ended June 30, 2011 except for thirteen transactions included on Form 4s that related to the Company’s December 2010 equity grant, which were filed one day late. These late filings impacted thirteen directors and officers, including Messrs. Britton, Noetzli, Randall, Wiesen, Bartone, Bender, DeBenedittis, Eilender, Feinman, Miata, Roth, Van Eis and Weaving.

EXECUTIVE OFFICERS

The executive officers of Aceto, and their ages, as of October 10, 2011, are as follows*:

Name	Age	Position
Albert L. Eilender	68	Chairman and Chief Executive Officer
Douglas Roth	54	Senior Vice President and Chief Financial Officer
Frank DeBenedittis	57	Senior Vice President, Corporate Business Development
Michael Feinman	63	President, Aceto Agricultural Chemicals Corp.
Ulf Bender	68	Managing Director, Pharma Waldhof GmbH
Raymond Bartone	49	International Vice President, Nutritionals
Ronald Gold	52	President and Chief Operating Officer, Rising Pharm.
Steven Rogers	50	Senior Vice President, General Counsel and Corporate Secretary
David B. Rosen	53	Senior Vice President, Rising Pharm.
Guillaume Saint-Clair	40	International Vice President, Pharmaceutical Intermediates
Nicholas Shackley	47	International Senior Vice President, Active Pharmaceutical Ingredients
Jan Van Eis	53	Vice President, International Operations
Roger G. Weaving, Jr.	52	Senior Vice President, Specialty Chemicals

*Effective as of December 1, 2011, Mr. Guccione has been named by the Board of Directors as President and Chief Operating Officer of Aceto.

Albert L. Eilender. Mr. Eilender has been Chairman and Chief Executive Officer since September 2010. Prior to that, Mr. Eilender was the Company’s lead independent director since 2005 and since October 2009, served as the Non-Executive Chairman of the Board.  He is the sole owner of Waterways Advisory Services, a firm specializing in advising companies on developing and evaluating options relative to mergers, acquisitions and strategic partnerships in the chemical industry. Mr. Eilender has not been active in the operations of this enterprise since October 2009. He has more than 30 years of diverse senior level experience in the specialty chemicals and pharmaceutical industry and has had direct financial responsibility for managing businesses up to $300 million in revenues, with significant experience in mergers, acquisitions and joint ventures, both domestically and internationally.  He has also served on the boards of numerous industry trade associations during his career.

Douglas Roth. Mr. Douglas Roth has been Senior Vice President and Chief Financial Officer since March, 2010 and had previously been Vice President and Chief Financial Officer since joining the Company in May, 2001. Prior to joining the Company, Mr. Roth was the Vice President and Chief Financial Officer of CitySprint 1-800 Deliver from September 1998 through April 2001.

Frank DeBenedittis.  Mr. DeBenedittis has served as Senior Vice President, Corporate Business Development since August 2011 and International Senior Vice President, Active Pharmaceutical Ingredients since February 2011. Prior to that, Mr. DeBenedittis was Executive Vice President since January 2009 and Senior Vice President of the Company since 2001.  Mr. DeBenedittis joined the Company in 1979 as a marketing assistant and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President. In addition, Mr. DeBenedittis currently serves on the Board of Directors of Rising Pharmaceuticals, Inc., a wholly owned subsidiary, which was acquired on December 31, 2010.

Michael Feinman. Mr. Feinman has served as President of Aceto Agricultural Chemicals Corp. since August 2000. Mr. Feinman joined the Company in 1973 as a Sales Representative and held various positions within the Company including Assistant Product Manager, Product Manager, Assistant Vice President and Vice President. In September 2010, Mr. Feinman announced his retirement effective June 30, 2012.

Ulf Bender. Mr. Bender has served as Managing Director for the Pharma Waldhof GmbH (a wholly owned Aceto subsidiary located in Düsseldorf, Germany, acquired in January 2004) since January 1979. Prior to being Managing Director, Mr. Bender held the position of Commercial Director since April 1976. Mr. Bender joined Pharma Waldhof in April 1974 as assistant to its former Chief Executive Director to create and to establish an independent legal entity under the name of Pharma Waldhof GmbH. In July 2011, Mr. Bender announced his retirement effective December 31, 2011.

Raymond Bartone. Mr. Bartone has been International Vice President, Nutritionals since July 2005. Mr. Bartone joined the Company in 1991 as a sales representative and held various positions within the Company.  Mr. Bartone has a B.A. in Chemistry from Manhattanville College and a M.S. in Chemical Engineering from Manhattan College.

Ronald Gold. Mr. Gold has been President and CEO of Rising Pharmaceuticals, Inc. (“Rising”) since March 1999. On December 31, 2010, the Company acquired certain assets of Rising, a New Jersey based company that markets and distributes generic prescription and over the counter pharmaceutical products to leading wholesalers, chain drug stores, distributors, mass market merchandisers and others under its own label, throughout the United States. Mr. Gold was a majority owner of Rising and is now President and COO of Rising since the acquisition. As President and COO of Rising, he oversees all aspects of Rising. Mr. Gold is a minority owner of ipMedica, Inc., a medical transcription company to which Mr. Gold provides periodic advice concerning strategic planning. Mr. Gold is also Managing Member and President of T&G Group, Inc. since October 1992, a real estate investment and management company for which Mr. Gold provides general oversight.  Mr. Gold has a B.S. in Accounting from Northeastern University.

Steven Rogers. Mr. Rogers has been Senior Vice President, General Counsel and Corporate Secretary of the Company since October 2011 and Vice President, General Counsel and Corporate Secretary, since April 2011.  Prior to joining the Company, Mr. Rogers was the General Counsel of Rising, certain assets of which the Company acquired in December 2010. Mr. Rogers oversees all legal and regulatory matters and provides legal counsel to the Company’s senior management and Board of Directors. From 1986 to 1994, Mr. Rogers was a corporate litigator at Kelley Drye & Warren LLP. From 1994 to 1997, he was Associate General Counsel/First Vice-President of PaineWebber, Inc. From 1997 to 2009, he served as General Counsel of LibertyView Capital Management, a SEC-registered investment adviser, owned by Credit Agricole and then Neuberger Berman, LLC, where he was responsible for all legal, compliance and regulatory matters and oversaw the research and risk departments.  Mr. Rogers earned his J.D. from the Fordham University School of Law in 1986 and a B.A. in History from the State University of New York at Binghamton in 1983. He is a member of the New York and Connecticut State Bars, as well as various federal courts including the United States Supreme Court.

David B. Rosen. Mr. Rosen has been Executive Vice President of Rising since March 2000.  Prior to the Rising acquisition, Mr. Rosen was a minority owner of Rising and is now Senior Vice President of Rising since the acquisition. As Executive Vice President of Rising, he oversaw all aspects of product development, information technology and quality control at Rising. Mr. Rosen is also a majority owner of ipMedica, Inc., a medical transcription company, since August 1999, to which Mr. Rosen provides general oversight and strategic planning services. Mr. Rosen has a B.A. (Summa Cum Laude) in Economics and Political Science from Queens College (CUNY).

Guillaume Saint-Clair.  Mr. Saint - Clair has been International Vice President, Pharmaceutical Intermediates since January 2011.  Mr. Saint - Clair joined Aceto in 2001 as a result of the Company’s acquisition of Schweizerhall, and has held various management positions, most recently being responsible for managing Aceto’s European pharmaceutical intermediates and specialty chemicals businesses since January 2010.   Mr. Saint - Clair holds a Masters of Physical Organic Chemistry from the University Jean Fourrier in Grenoble.

Nicholas Shackley.  Mr. Shackley has been International Senior Vice President, Active Pharmaceutical Ingredients, since August 2011. Prior to joining Aceto, Mr. Shackley has had a 25 year professional career starting in England with the former British company ICI Specialties. He then transferred to the USA and joined Zeneca Specialties which was the predecessor company of Avecia Inc for 8 years, primarily in executive sales and business development roles. In 2004 he joined Cambrex where he continued to take leadership positions in Sales, Marketing & Business Development in both Pharma and Biopharma capacities. For the past 3 years, Mr. Shackley has had P&L responsibility with BASF for their Pharmaceutical Ingredients and Service Business Unit as their Vice President-North America. Nicholas holds a Chemical Engineering degree from the Imperial College of London.

Jan Van Eis. Mr. Van Eis has been Vice President, International Operations since February 2010. Mr. Van Eis joined Aceto in March, 2001 as a Vice President, as a result of Aceto’s acquisition of the distribution business of the Schweizerhall Holdings and has been Managing Director of Aceto BV since January 2007. Prior to joining Aceto, Mr. Van Eis was Sales and Business Development Manager for International Pharmaceutical Chemicals BV (which was subsequently acquired by Schweizerhall Holdings) since 1992.

Roger G. Weaving, Jr. Mr. Weaving has been Senior Vice President, Specialty Chemicals since November 2010 and Vice President since 2002. Mr. Weaving joined the Company in 1984 and over the years has held various positions in the Specialty Chemicals business segment. Prior to that, Mr. Weaving received an A.B. degree from Dartmouth College and an M.S. in Chemistry from the University of Rochester.

The executive officers of the Company are elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and will hold office for one year and until their successors have been duly elected and qualified or until their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Philosophy and Objectives

      Our executive compensation program is designed to attract, retain, and motivate superior executive talent and to align their interests with those of our shareholders and support our growth and profitability. Consistent with those purposes, our compensation philosophy embodies the following principles:

● the compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals, and provide for consequences for underperformance;

● compensation should reflect differences in position and responsibility;

● compensation should be comprised of a mix of cash and equity-based compensation that aligns the short- and long-term interests of our executives with those of our shareholders; and

● the compensation program should be understandable and transparent.

     In structuring a compensation program that implements these principles, we have developed the following objectives for our executive compensation program:

● overall compensation levels should be competitive and should be set at levels necessary to attract and retain talented leaders and motivate them to achieve superior results;

● a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals;

● total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating and financial goals and strategic initiatives;

● the number of different elements in our compensation program should be limited, and those elements should be understandable and effectively communicated to executives and shareholders; and

● compensation should be set at levels that promote a sense of equity among all employees and appropriate stewardship of corporate resources, while giving due regard to our industry and any premiums that may be necessary in order to attract top talent at the executive level.

Our Analysis

Our compensation committee engaged Hay Group, Inc. (Hay Group), an independent executive compensation consulting firm, in fiscal 2011, to complete compensation studies regarding our long-term incentive compensation plan for executive officers and director compensation.  In addition, Hay Group conducted a review of our total compensation program, including benefits, for executive officers in fiscal 2010.   The Compensation Committee plans to continue to engage compensation consulting firms as needed in furtherance of its duties and responsibilities and to prepare executive and director compensation studies every three years to insure appropriate compensation for these groups.

      During the reviews with Hay Group, our compensation committee compared the compensation we have paid in recent years to our chief executive officer, chief financial officer and other most highly compensated executive officers to two peer groups. One peer group consisted of 14 similarly sized companies and the second peer group was Hay Group’s 2009 general market group, consisting of over 1,000 U.S. general market companies.  These studies were utilized for benchmarking Aceto’s executive officers.  The peer group companies included:  American Vanguard Corp., Animal Health International Inc., Audiovox Corp., Calgon Carbon Corp., DXP Enterprises Inc., Hawkins Inc., Houston Wire & Cable Co., ICO Inc., Infosonics Corp., Intrepid Potash Inc., KMG Chemical Inc., Lawson Products, Omnova Solutions Inc., and Richardson Electronics Ltd. The compensation committee’s benchmarking criteria for these purposes included comparisons of executive base salary compensation, annual performance awards, long term incentive compensation, total cash compensation (base salary plus annual performance awards), and total direct compensation (total cash compensation plus long-term incentive compensation).

      Our compensation committee recommended that we continue to strive towards a compensation mix to include a greater proportion of long-term incentive compensation relative to cash compensation.  While Hay Group provided data and advice regarding our compensation practices, our compensation committee makes all the recommendations regarding our compensation practices. These recommendations were considered and approved by our full board of directors.

Elements of Our Executive Compensation

      Our executive compensation program has historically been comprised of base salary, performance-based annual cash, long-term equity incentive awards and fringe benefits. These elements of compensation have been supplemented by the opportunity for all our eligible employees to participate in benefit plans that include employer contributions, including our 401(k) plan and our supplemental retirement plan, as well as life insurance premiums paid by the Company for employee life insurance policies. We look to the experience and judgment of our compensation committee to determine what it believes to be the appropriate mix of the compensation of each executive.   In allocating compensation among the various elements, the Committee considers many factors including market data, Company performance, the impact of the executive’s position in the Company, individual past performance, expectations for individual future performance, experience in the position, any anticipated increase in the individual’s responsibilities, internal pay equity for comparable positions, and succession planning and retention strategies.

      With the adoption of  the Aceto Corporation 2010 Equity Participation Plan (the “2010 Plan”) in December 2010, our long-term incentive compensation component has been increased for our executive officers, making a larger portion of their annual total direct compensation dependent on long-term stock appreciation and long-term company financial and operating performance. We have concluded that gradually shifting a larger share of executive compensation to long-term incentive compensation will further align our executive officers’ goals with those of our shareholders and encourage long-term retention and operational and financial success.

Base Salary

      We provide our executive officers with base salary to provide them with a fixed base amount of compensation for services rendered during a fiscal year. We believe this is consistent with competitive practices and will help assure our retention of qualified leadership in those positions. We intend to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience, taking into consideration changes from time to time in the consumer price index and whether competitive adjustments are necessary to promote retention. Consideration also is given in each case to the historical results achieved by each executive and the Company during each executive’s tenure, to whether each executive is enhancing the team oriented nature of the executive group, the potential of each executive to achieve future success, and the scope of responsibilities and experience of each executive. In addition, evaluations are made regarding the competencies of each executive officer that are considered essential to our success.

The compensation committee evaluated the historical performance of our executive officers and considered the compensation levels and programs at the peer group companies included in the 2010 Hay Group report before it made its fiscal 2011 compensation recommendations to the full board. The committee continues to desire that the compensation levels for each of our executive officers be in the third quartile (50% to 75%) of the compensation levels for the executive officers in the peer group companies. The committee therefore recommended, and our board of directors approved in fiscal 2011, an increase in the total of base salaries for all employees, including our executive officers of no more than 2.5% for fiscal 2011. The compensation committee reviews and adjusts base salaries annually and when it deems it necessary based upon on a review of individual performance, Company performance, general economic conditions and other factors listed above. Effective July 1, 2011, the compensation committee recommended and our board of directors approved increases in base salaries of our executive officers, ranging from 0% to 4.75%.

Annual Performance Awards

                We grant annual performance awards to encourage achievement of goals established for our short-term and long-term financial and operating results, and to reward our executive officers for consistent performance in assisting us in achieving those goals.  Pre-determined annual performance measures were utilized in connection with our current fiscal year ended June 30, 2011.

            For our fiscal year ended June 30, 2011, the annual performance award criteria as established by our compensation committee, and approved by our board of directors, were based upon results obtained with respect to the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to our named executive officers who oversee our business segments, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for their respective business segments. The following describes the performance-based bonus criteria for each named executive officer:

            Albert L. Eilender, Chairman and Chief Executive Officer.   Mr. Eilender’s 2011 annual performance award was based upon company sales and company net income and earnings per share, excluding one-time adjustments to income. In addition, Mr. Eilender’s individual performance goals included establishment of organizational structure and functioning Human Resources department, continuing to be the lead on merger and acquisition activity, including negotiation, integration and accountability, as well as instituting monthly and quarterly business overviews and strategic planning. Mr. Eilender received an additional $65,000 special performance award for the successful completion of the Rising acquisition.

            Vincent G. Miata, Former President and Chief Operating Officer. Mr. Miata’s 2011 annual performance award was based upon company sales and company net income and earnings per share, excluding one-time adjustments to income. Mr. Miata’s individual performance goals included the assumption of an added position as Chief Risk Officer, as well as the establishment of monthly staff meetings focusing on sales and gross profits. In addition, Mr. Miata’s individual performance goals included visits to the Company’s overseas operations, deployment of a formal budgeting process and enhancement of credibility with our shareholders. As previously disclosed in the Company’s filings with the SEC, Vincent G. Miata resigned from the Company and will not be standing for re-election.

Douglas Roth, Chief Financial Officer. Mr. Roth’s 2011 annual performance award was based upon the result of the Company’s performance including sales and net income and earnings per share, excluding one-time adjustments to income In addition to the Company’s financial performance, Mr. Roth achieved certain individual performance goals including the preparation of a global budget, the redesign of internal financial reporting and the development of a global plan for integration of sales data. Mr. Roth received an additional $50,000 special performance award for the successful completion of the Rising acquisition.

Frank DeBenedittis, Senior Vice President, Corporate Business Development. Mr. DeBenedittis’s annual performance award was a result of the Company’s performance, based upon sales and net income and earnings per share, excluding one-time adjustments to income, as well as results obtained with respect to sales and adjusted pre-tax income of Active Pharmaceutical Ingredients, which is part of the Company’s Health Sciences business segment.  In addition, the 2011 annual performance award was based upon individual performance goals tailored to Mr. DeBenedittis, including preparation of action steps necessary to implement strategic plan, successful site transfer of certain Health Sciences products and preparation of global budget.

Michael Feinman, President, Aceto Agricultural Chemicals Corp.   Mr. Feinman’s annual performance award was a result of the Company’s performance, based upon sales and net income and earnings per share, excluding one-time adjustments to income, as well as results obtained with respect to sales and adjusted pre-tax income of Agricultural Protection Products, the business segment that Mr. Feinman oversees.. In addition, Mr. Feinman earned his fiscal 2011 annual performance award due to the achievement of certain individual performance goals, including preparation of action steps necessary to implement strategic plan and preparation of global budget.

 Ulf Bender, Managing Director, Pharma Waldhof GmbH. Mr. Bender’s fiscal 2011 annual performance award was based upon the financial results, including pre-tax income, of Pharma Waldhof GmbH, a subsidiary of the Company that Mr. Bender oversees.

 The committee recommended and the board of directors approved the continuation of pre-determined measurements to determine annual performance awards for the fiscal year end June 30, 2012. The precise criteria that we will use to determine the annual performance award for our executive officers will vary depending on each officer’s specific responsibilities.

 Additionally, while we have historically paid our annual performance awards in four installments based on each executive officer’s prior year cash bonus, we will now pay annual performance awards at the end of each fiscal year after they are approved by our board of directors. The transition from four payments to one payment was phased in over a five year period for our five most highly compensated officers.  This five year period ended in fiscal 2011.

Long-Term Incentive Compensation

 Based upon the review by the Hay Group in fiscal 2011 and in prior years, our compensation committee recommended that our compensation mix include a greater proportion of long-term incentive compensation. We continue to place increasing emphasis on compensation tied to the Company’s long-term financial and operating performance. We believe that these incentives further align management’s interest with the interests of our shareholders.

 At the annual meeting of shareholders of the Company held in December 2010, the Company’s shareholders approved the 2010 Plan.  Under the 2010 Plan, grants of stock options, restricted stock, restricted stock units, stock appreciation rights, and stock bonuses (collectively, “Stock Awards”) may be made to employees, non-employee directors and consultants of the Company, including the chief executive officer, chief financial officer and other named executive officers.  The maximum number of shares of common stock of the Company that may be issued pursuant to Stock Awards granted under the 2010 Plan will not exceed, in the aggregate, 2,000,000 shares.

  For fiscal 2011, our compensation committee recommended and our board of directors approved, a three year long term incentive compensation plan consisting of stock options, restricted stock and performance-vested restricted stock units for our executive officers. The stock options vest over three years and have a term of ten years from the date of grant.  The restricted stock awards also vest over three years.  Performance-vested restricted stock units will cliff vest 100% at the end of the third year following grant in accordance with the performance metrics set forth in the plan.

        For fiscal 2010, our compensation committee recommended and our board of directors approved, a three year long term incentive compensation plan consisting of incentive cash awards.  This plan includes a three year performance period to encourage results-oriented actions that will drive the achievement of sustained performance results over the performance period. The goals were set at the beginning of the performance period and awards will be earned based upon the achievement of performance relative to the goal over the specified performance period.  The financial metric used for the performance goals are based on an objective closely linked to long-term shareholder value, earnings before interest, taxes, depreciation and amortization (EBITDA).  The board of directors in its sole discretion will determine actual payout amounts based on the exact percentage of target performance. All long-term cash incentive payments will be made as soon as practical after the completion of fiscal year 2012. In addition, the compensation committee reserves the right to recommend revising this program at any time based on future developments. For fiscal 2011, the Company accrued approximately $334,000 for long-term incentive cash compensation awards.

Other Compensation

      Our U.S. executive officers may also participate in our 401(k) plan on the same terms as the rest of our eligible employees. We currently make a non-elective contribution on behalf of each of our participating employees equal to 3% of the participant’s eligible compensation, including base salary and bonus, up to a maximum of $245,000 of eligible compensation. We also have historically made discretionary contributions for each of our participating employees on an annual basis up to approximately 8% of the participant’s eligible compensation.  Our participating employees are fully vested in both their salary deferrals and non-elective contributions, but Company discretionary contributions vest at the rate of 20% per year with 100% vesting after five years of participation.

      We also maintain a supplemental retirement plan, commonly called a “SERP”. This plan is a non-qualified deferred compensation plan intended to provide management employees whose eligible annual compensation is in excess of $100,000 with supplemental retirement benefits. Annual contributions by the Company to the SERP are fixed by our board of directors and vest at the rate of 20% per year of service over five consecutive years. In addition to Company contributions, participants can elect to defer some or all of their bonus compensation into their SERP account for the following year.

Perquisites

      We allow certain of our executive officers to use a Company automobile as a perquisite to enhance our compensation package and make it more attractive relative to our competition. The financial value of the personal use of a Company automobile for each of these executive officers for our fiscal year ended June 30, 2011 is set forth in footnote eight to the All Other Compensation column of the Summary Compensation Table contained in this proxy statement.

Stock Ownership Requirements

In order to further align management’s interest with the interests of our shareholders, our compensation committee established, and our board of directors approved, stock ownership requirements for our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. These stock ownership requirements provide that our chief executive officer must own shares of our common stock valued at two and a half times his base salary and our chief financial officer and our three other most highly compensated executive officers must own shares of our common stock valued at one and a quarter times their base salaries within five years commencing October 1, 2010. The stock ownership program also includes as a guideline, but not a requirement, that all our other officers and managers that earn at least $100,000 in base salary per year, own shares of our common stock valued at one half times base salary within the same five year period. Shares of our restricted stock that are granted but not yet vested count toward these stock ownership guidelines.

Management’s Role in Establishing Our Executive Compensation

      Our chief executive officer plays an important role in assisting our compensation committee in establishing the compensation for our executive officers. Key aspects of this role include:

● evaluating employee performance;

● suggesting to the compensation committee business performance targets and objectives; and

● recommending salary and bonus levels and long-term incentive compensation.

      During this process, the compensation committee may ask our chief executive officer and other executive officers to provide guidance to the compensation committee regarding background information for our strategic objectives, evaluation of the performance of our executive officers, and compensation recommendations as to the executive officers. Members of the compensation committee met informally with our chief executive officer throughout the year to discuss compensation matters and compensation policies in order to obtain insight regarding the day to day performance of each of our executive officers.

Tax Implications of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1.0 million paid to named executive officers is not deductible unless it satisfies the exception for qualified performance-based compensation set forth under Section 162(m).  Our compensation committee and board of directors generally consider all current compensation paid to our named executive officers  (other than base salary) to be performance-based, even though certain elements of our compensation do not satisfy this exception. None of the compensation we paid during fiscal 2011 was rendered nondeductible by virtue of Section 162(m). Our compensation committee believes that retaining discretion in determining some bonus awards within the parameters of the performance goals that the committee is now putting in place is essential to their overall responsibilities and in the best interest of the Company’s shareholders. While the compensation committee will continue to consider the impact of Section 162(m) on our compensation program, it reserves the right to pay nondeductible compensation in the future if it determines that it is appropriate to do so. It is our policy to review all compensation plans and policies against tax, accounting, and SEC regulations, including Section 162(m), Internal Revenue Code Section 409A, and generally accepted accounting principles.

COMPENSATION COMMITTEE REPORT

      The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for its last completed fiscal year.

      Robert A. Wiesen (Chairman)
William N. Britton
Hans C. Noetzli

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding the compensation of our named executive officers for the fiscal years ended June 30, 2011, June 30, 2010 and June 30, 2009.  Except as set forth below, no other compensation was paid to these individuals during the year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards (2)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)		Change in Pension Value ($)		All Other Compen- sation (8)	Total
Albert L. Eilender	2011	$491,538	$-	$186,240	$86,400	$475,250		$-		$67,376	1,306,804
Chief Executive Officer

Vincent G. Miata*	2011	362,761	-	124,160	57,600	161,926		-		51,760	758,207
President and Chief Operating Officer	2010 2009	304,958 269,854	- -	- 30,170	- 32,600	260,000 270,000		- -		54,130 55,960	619,088 658,584

Douglas Roth	2011	309,512	-	124,160	57,600	183,770	(5)	-		57,173	732,215
Chief Financial Officer	2010	286,036	-	-	-	135,000	(5)	-		52,632	473,668
	2009	277,807	-	30,170	16,300	120,000	(5)	-		55,543	499,820

Frank DeBenedittis	2011	293,878	-	62,080	28,800	120,136		-		45,003	549,897
Senior Vice President	2010	279,945	-	-	-	230,000		-		50,268	560,213
	2009	270,030	-	30,170	16,300	230,000		-		53,807	600,307

Michael Feinman, President	2011	231,217	-	46,560	21,600	85,310		-		38,234	422,921
Aceto Agricultural	2010	220,255	-	-	-	145,000		-		40,689	405,944
	2009	216,000	-	30,170	16,300	120,000		-		40,875	423,345

Ulf Bender (6)	2011	276,518	-	-	14,400	81,810		-	(7)	18,555	391,283
Managing Director, Pharma Waldhof GmbH	2010	276,928	-	-	-	69,615		67,554		18,588	432,685

* As of October 7, 2011, Mr. Miata is no longer our President and Chief Operating Officer. Mr. Miata served as Chief Executive Officer of the Company from November 2009 to September 2010. Effective as of December 1, 2011, Mr. Guccione has been named by the Board of Directors as President and Chief Operating Officer of Aceto.

(1)  Bonuses paid during 2011, 2010 and 2009 pursuant to the Company’s bonus plan are reflected under the column entitled “Non-Equity Incentive Plan Compensation.”  The Company did not pay discretionary bonuses during 2011, 2010 and 2009; all bonuses were performance-based.

(2)  Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards and restricted stock units granted during the year computed in accordance with generally accepted accounting principles. There were no grants of restricted stock awards or units in fiscal 2010.

(3)  Amounts shown in this column reflect the aggregate grant date fair value of option awards granted during the year in accordance with generally accepted accounting principles. The aggregate grant date fair value of each option was estimated using the Black-Scholes option-pricing model and the assumptions used in the calculation of these amounts for fiscal years ended June 30, 2011 and June 30, 2009 are included in Note 10 to the Company’s audited financial statements for the fiscal year ended June 30, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on September 9, 2011. There were no option awards granted during fiscal 2010.

(4)  Reflects cash bonuses paid under the Company’s bonus plan.  Bonuses listed for a particular year represent bonuses earned and paid with respect to such year even though all or part of such bonuses may have been paid during the first quarter of the subsequent year.

(5)  The bonus amount for Mr. Roth includes $17,028, $27,000 and $24,000 of restricted stock, which was received by Mr. Roth in lieu of a portion of his bonus for fiscal years 2011, 2010 and 2009, respectively.

(6)  All of the amounts in the table for Mr. Bender were denominated in Euros and converted to U.S. dollars at the rate of 1 Euro = 1.3635 U.S. dollars, which represents the average exchange rate for the fiscal year ended June 30, 2011.

(7)	For fiscal 2011, there was a decrease in actuarial present value of approximately $16,078.

(8)
All Other Compensation consists of the personal use of a Company owned automobile, contributions to retirement plans, premium paid for life insurance and compensation recognized from the issuance of premium shares of restricted stock as follows:

Name	Year	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($) (9)	Premium for Life Insurance ($)	Total Other Compensation ($)
A. Eilender	2011	$199	$67,177	-	-	$67,376

V. Miata	2011	6,688	45,072	-	-	51,760
	2010	7,044	47,086	-	-	54,130
	2009	6,986	48,974	-	-	55,960

D. Roth	2011	8,487	43,502	5,184	-	57,173
	2010	8,795	39,890	3,947	-	52,632
	2009	9,058	41,347	5,138	-	55,543

F. DeBenedittis	2011	5,465	39,538	-	-	45,003
	2010	5,933	44,335	-	-	50,268
	2009	6,174	47,633	-	-	53,807

M. Feinman	2011	3,570	34,664	-	-	38,234
	2010	3,589	37,100	-	-	40,689
	2009	3,618	37,257	-	-	40,875

U. Bender	2011	12,337	-	-	6,218	18,555
	2010	12,239	-	-	6,349	18,588

(9) Eligible employees have the right to purchase restricted stock with a portion of their annual bonus (up to 20%). Each restricted stock purchase is entitled to a premium equal to 25% of the number of shares of the purchase, paid on the third anniversary of the purchase, only if the employee is still employed with the Company.

2011 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Albert Eilender	09/08/10	150,000	300,000	450,000	6,000	12,000	18,000	12,000	30,000	7.76	272,640
Vincent Miata	09/08/10	72,450	144,900	217,350	4,000	8,000	12,000	8,000	20,000	7.76	181,760
Douglas Roth	09/08/10	59,852	119,704	179,556	4,000	8,000	12,000	8,000	20,000	7.76	181,760
Frank DeBenedittis	09/08/10	49,725	99,450	149,175	2,000	4,000	6,000	4,000	10,000	7.76	90,880
Michael Feinman	09/08/10	33,534	67,068	100,602	1,500	3,000	4,500	3,000	7,500	7.76	68,160
Ulf Bender	-	-	-	-	-	-	-	-	5,000	7.76	14,400

(1)  Actual awards paid for 2011 performance are included in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation, while opportunities for 2011 at threshold, target and maximum are included in the above 2011 Grants of Plan-Based Awards.  These amounts were determined using the following three financial factors: (1) company sales; (2) company net income; and (3) company earnings per share, except that with respect to our executives who oversee our business segments, the performance-based objective bonus criteria also included results obtained with respect to sales and adjusted pre-tax income for their respective business segments. In addition, the bonus criteria included results obtained with respect to certain individual goals that were tailored for each executive officer and approved by our board of directors.

(2)  Represents a grant of performance-vested restricted stock units, which grant could be as much as 150% of the original grant if certain performance criteria, including EBITDA, are met. Performance-vested restricted stock units will cliff vest 100% at the end of the third year following grant in accordance with the performance metrics set forth in the applicable executive officer’s performance-vested restricted stock unit grant.  In addition, dividend equivalent rights accrue cumulatively into additional shares at time of vesting.

(3)  Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards, restricted stock units and option awards granted during the year computed in accordance with generally accepted accounting principles. The aggregate grant date fair value of each option was estimated using the Black-Scholes option-pricing model and the assumptions used in the calculation of these amounts for fiscal year ended June 30, 2011 and are included in Note 10 to the Company’s audited financial statements for the fiscal year ended June 30, 2011, included in the Company’s Annual Report on Form 10-K filed with the SEC on September 9, 2011. These awards relate to equity awards granted in connection with the Company’s long-term incentive compensation program, as described on page 21.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2011 for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Albert Eilender	6,750	-	2.91	12/06/2011	24,000	161,040
	10,125	-	4.28	12/05/2012
	10,125	-	8.22	08/05/2013
	10,125	-	10.94	09/09/2014
	13,000	-	6.82	01/03/2016
	9,281	-	8.35	12/07/2016
	6,199	-	8.05	12/06/2017
	-	30,000	7.76	12/02/2020
Vincent Miata*	13,500	-	2.91	12/06/2011	17,167	115,191
	40,500	-	4.28	12/05/2012
	9,000	-	8.22	08/05/2013
	30,000	-	10.94	09/09/2014
	5,000	-	8.05	12/06/2017
	10,000	-	8.62	12/04/2018
	-	20,000	7.76	12/02/2020

Douglas Roth	19,650	-	4.28	12/05/2012	17,167	115,191
	9,000	-	8.22	08/05/2013
	30,000	-	10.94	09/09/2014
	5,000	-	8.05	12/06/2017
	5,000	-	8.62	12/04/2018
	-	20,000	7.76	12/02/2020

Frank DeBenedittis	40,500	-	4.28	12/05/2012	9,167	61,511
	9,000	-	8.22	08/05/2013
	30,000	-	10.94	09/09/2014
	5,000	-	8.05	12/06/2017
	5,000	-	8.62	12/04/2018
	-	10,000	7.76	12/02/2020

Michael Feinman	40,500	-	4.28	12/05/2012	7,167	48,091
	9,000	-	8.22	08/05/2013
	30,000	-	10.94	09/09/2014
	5,000	-	8.05	12/06/2017
	5.000	-	8.62	12/04/2018
	-	7,500	7.76	12/02/2020

Ulf Bender	6,750	-	9.07	12/04/2013	727	4,878
	13,500	-	10.94	09/09/2014
	3,000	-	8.05	12/06/2017
	3,000	-	8.62	12/04/2018
	-	5,000	7.76	12/02/2020

* As of October 7, 2011, Mr. Miata is no longer our President and Chief Operating Officer.

 (1) Reflects amounts based on the closing market price of the Company’s common stock of $6.714 per share on June 30, 2011.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2011

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Albert L. Eilender	-	-		8,483	69,645

Vincent G. Miata*	8,438	63,032	(1)	2,335	18,937

Douglas Roth	-	-		2,335	18,937

Frank DeBenedittis	-	-		2,335	18,937

Michael Feinman	-	-		2,335	18,937

Ulf Bender	-	-		1,440	11,678

* As of October 7, 2011, Mr. Miata is no longer our President and Chief Operating Officer.

(1)	The value realized on exercise has been deferred since it was a cash exercise of an option.

Equity Compensation Plan Information

The following table states certain information with respect to our equity compensation plans at June 30, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,959,000	$8.46	1,387,000
Equity compensation plans not approved by security holders	-	-	-
Total	1,959,000	$8.46	1,387,000

PENSION BENEFITS AT JUNE 30, 2011

The following table provides information on the defined benefit retirement plan in which Mr. Bender participates in:

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Ulf Bender	Pharma Waldhof GmbH	34	$455,195	-

(1) Defined benefit plan was assumed during historical acquisition in Germany. The Company’s plan is funded in conformity with the funding requirements of the applicable government regulations.  An assumed weighted average discount rate of 5.3% was used in determining the actuarial present value of benefit obligation as of June 30, 2011.

(2) Mr. Bender ceased to accrue credited service and additional benefits as of August 2008 due to time of service provided.

(3) This amount was denominated in Euros and converted to U.S. dollars at the rate of 1 Euro = 1.3635 U.S. dollars, which represents the average exchange rate for the fiscal year ended June 30, 2011.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows the Non-Qualified Deferred Compensation amounts earned by the named executive officers during fiscal 2011:

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE($)(2)
Albert L. Eilender	$-	$39,652	$-	$-	$39,652
Vincent G. Miata*	-	17,547	11,043	-	336,103
Douglas Roth	28,000	15,977	8,613	-	199,428
Frank DeBenedittis	17,500	12,013	16,460	-	499,846
Michael Feinman	11,500	7,139	6,843	-	212,421
Ulf Bender	-	-	-	-	-

* As of October 7, 2011, Mr. Miata is no longer our President and Chief Operating Officer.

(1)  These amounts are reported in the Summary Compensation Table.

(2)  Of the totals in this column, $121,301, $73,577, $113,895 and $65,868 have been previously reported in the Summary Compensation Table for fiscal years 2005 through 2010 for, Mr. Miata, Mr. Roth, Mr. DeBenedittis and Mr. Feinman, respectively.

Deferred Compensation Plan

On March 14, 2005, the Company’s Board of Directors adopted the Aceto Corporation Supplemental Executive Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a non-qualified deferred compensation plan intended to provide certain qualified executives with supplemental benefits beyond the Company’s 401(k) plan, as well as to permit additional deferrals of a portion of their compensation.  The Deferred Compensation Plan is intended to comply with the provisions of section 409A of the Internal Revenue Code of 1986, as amended. Substantially all compensation deferred under the Deferred Compensation Plan, as well as Company contributions, is held by the Company in a grantor trust, which is considered an asset of the Company.  The assets held by the grantor trust are in life insurance policies.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In October 2010, effective as of September 8, 2010, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Eilender. The term of the Agreement is two years from the effective date. Mr. Eilender’s employment can be terminated early: (a) upon death or disability; (b) by the Company for “Cause” (as defined in the Agreement); (c) by Mr. Eilender for “Good Reason” (as defined in the  Agreement); or (d) by termination on at least 30 days prior written notice by (i) the Company without Cause, or (ii) Mr. Eilender without Good Reason. If, during the employment period, Aceto shall terminate Mr. Eilender’s employment without Cause, or Mr. Eilender shall terminate employment for Good Reason, then Aceto shall pay Mr. Eilender any base salary, vacation pay, expense reimbursements and other entitlements that are accrued.  Additionally, Aceto shall continue to pay to him his base salary for the duration of the employment period and continue to provide benefits to Mr. Eilender at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies which are generally applicable to other peer executives, for the duration of the employment period.  If Mr. Eilender commences employment with another employer, or if Mr. Eilender engages in other work for compensation, then Aceto’s obligation to pay the post-termination compensation shall be reduced or eliminated to the extent Mr. Eilender receives compensation from the other work.  If Mr. Eilender commences employment with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by Aceto shall terminate.  In the event following a “Change in Control” of Aceto during the Employment Period: (a) Mr. Eilender is terminated without cause within two years after the occurrence of a Change of Control; (b) Mr. Eilender terminates his employment for Good Reason within two years after the occurrence of a Change of Control; or (c) Aceto or its successor elects to not have the Agreement automatically renew on the first anniversary of the Agreement’s term following the Change of Control, then Aceto shall pay Mr. Eilender an amount equal to: two times his base salary in effect immediately prior to his termination and  the amount of bonus, if any, paid to Mr. Eilender for the fiscal year preceding the Change in Control. Such payment shall be made in a lump sum payable 30 days after the date of termination. Aceto shall also continue for such period to permit Mr. Eilender to receive or participate, at Aceto’s expense, in all fringe benefits available to him for a period of two years after the termination of his employment.

In March 2009, the Company entered into employment agreements (“Employment Agreements”) with certain executive officers. The term of the Employment agreement is three years from the effective date. The Employment Agreements can be terminated early: (a) upon the Executive’s death or disability; (b) by the Company for “Cause;” (as defined in the Employment Agreement) (c) by the Executive for “Good Reason;” (as defined in the Employment Agreement) or (d) by termination for other reasons. If, during the Employment Period, Aceto shall terminate the Executive’s employment without Cause or Executive shall terminate employment for Good Reason, then Aceto shall continue to pay to Executive, in regular bi-weekly installments Executive’s base salary under the Agreement for the duration of the employment period and continue to provide benefits to Executive at least equal to those which would have been provided to him in accordance with the plans, programs, practices and policies which are generally applicable to other peer executives for the duration of the employment period.  If Executive commences employment with another employer, or if Executive engages in other work for compensation, then Aceto’s obligation to pay bi-weekly installments shall be reduced or eliminated to the extent Executive receives compensation from the other work other than with Aceto.  If Executive commences employment with another employer and is eligible to receive medical and other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by Aceto shall terminate. On October 7, 2011, Mr. Miata’s employment with Aceto ended. A separation agreement is currently being negotiated.

In the event following a “Change in Control” of Aceto during the Employment Period: (a) the Executive is terminated without cause within two (2) years after the occurrence of a Change of Control, (b) the Executive terminates his employment for good reason within two (2) years after the occurrence of a Change of Control; or (c) Aceto or its successor elects to not have the Employment Agreement automatically renew on the first anniversary of the Agreement’s term following the Change of Control, then Aceto shall pay Messrs. Miata, Roth, DeBenedittis, and Feinman, two (2)  times their base salary in effect immediately prior to their termination and the amount of bonus, if any, paid to the them for the fiscal year preceding the Change in Control. Such payment shall be made in a lump sum payable on the date which is thirty days after the date of termination. Aceto shall also continue for such period to permit Messrs. Miata, Roth, DeBenedittis, and Feinman to receive or participate at Aceto’s expense in all fringe benefits available to each of them pursuant to the Employment Agreement for a period of two (2) years after termination of their employment.

The Employment Agreements also contain additional provisions which are customary for executive employment agreements of this type. These include confidentiality, non-compete and non-solicitation provisions.

In addition, the Company entered into an employment agreement with Mr. Bender in December 2008, which would extend employment benefits to him until December 31, 2011, in the event of termination without cause or resignation for good reason following a change in control.

The following table shows the estimated amounts that would have been payable to the named executive officers upon the occurrence of the indicated event, had the applicable event occurred on June 30, 2011.  The actual compensation and benefits the executive would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans.

Name	Event	Salary ($)	Bonus ($)	Company Automobile ($)	Company Contributions to Retirement Plans ($)	Issuance of premium shares of restricted stock ($)	Healthcare and Life Insurance Benefits ($)	Total ($)
Albert L. Eilender	Termination without cause or resignation for good reason	750,000	-	14,688	56,338	-	-	821,026

	Termination without cause or resignation for good reason following a change in control	1,200,000	475,250	23,500	102,600	-	-	1,801,350

Vincent G. Miata*	Termination without cause or resignation for good reason	271,688	-	7,313	30,194	-	9,592	318,787

	Termination without cause or resignation for good reason following a change in control	724,500	161,926	19,500	45,047	-	25,578	976,551

Douglas Roth	Termination without cause or resignation for good reason	224,446	-	9,938	27,353	3,888	9,592	275,217

	Termination without cause or resignation for good reason following a change in control	598,522	183,770	26,500	42,989	10,368	25,578	887,727

Frank DeBenedittis	Termination without cause or resignation for good reason	213,108	-	9,938	25,879	-	9,592	258,517

	Termination without cause or resignation for good reason following a change in control	568,288	120,136	26,500	39,052	-	25,578	779,554

Michael Feinman	Termination without cause or resignation for good reason	167,669	-	10,313	19,972	-	9,592	207,546

	Termination without cause or resignation for good reason following a change in control	447,118	85,310	27,500	33,912	-	25,578	619,418

Ulf Bender	Termination without cause or resignation for good reason	138,259	-	6,169	-	-	14,020	158,448

	Termination without cause or resignation for good reason following a change in control	138,259	-	6,169	-	-	14,020	158,448
* As of October 7, 2011, Mr. Miata is no longer our President and Chief Operating Officer.

COMPENSATION OF DIRECTORS

The following table documents the compensation of our directors for the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Stock Awards (3)	Total
Robert A. Wiesen	$114,500	$-	$38,249	$152,749

Hans C. Noetzli	105,000	-	38,249	143,249

William N. Britton	106,000	-	38,249	144,249

Richard P. Randall	110,500	-	38,249	148,749

Salvatore Guccione*	-	-	-	-

*Effective as of December 1, 2011, Mr. Guccione has been named by the Board of Directors as President and Chief Operating Officer of Aceto.

Directors also receive reimbursement for expenses incurred in connection with meeting attendance.

(1)  Includes payments made in fiscal 2011 for attendance at certain meetings held at the end of fiscal 2010 and does not include payments for attendance at certain meetings held at the end of fiscal 2011 for which payments will be made in fiscal 2012. The fiscal 2011 fees for non-employee directors consisted of an annual retainer of $47,500 for five board of directors meetings and $11,000 for the lead independent director. Compensation for each board of directors meeting in excess of five is $2,500 if the meeting is in-person and $2,000 if it is telephonic and less than three hours, and $2,500 if it is telephonic and more than three hours. Additionally, independent directors receive an additional $2,500 if in-person or $1,000 per telephonic independent directors meeting. Compensation for audit & risk, nominating and governance and compensation committees meetings include $4,500 per meeting ($3,500 if telephonic) for the respective chairs, $3,000 per meeting for the other members of the audit & risk, nominating and governance and compensation committees, $2,000 if telephonic and less than three hours and $2,500 if telephonic and greater than three hours. Non-employee directors will receive a $1,000 guest fee if invited to a committee meeting in which they are not a member. Employees of the Company who are also directors will not receive any separate fees for acting as directors.

(2) There were no option grants awarded in fiscal 2011.

(3)  Amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with generally accepted accounting principles.

The following is a list of the outstanding options and restricted stock awards held by each director as of June 30, 2011:

	Option Awards	Stock Awards
Robert A. Wiesen	48,730	4,929
Hans C. Noetzli	58,855	4,929
William N. Britton	28,480	4,929
Richard P. Randall	-	4,929
Salvatore Guccione	-	-

All such director options were granted at the fair market value determined on the date of grant.

Compensation Committee Interlocks and Insider Participation

None of the independent directors responsible for compensation matters has ever served as officer or employee of the Company or any of our subsidiaries.  During the last fiscal year, none of our senior executives served on the board of directors or committee of any other entity whose officers served either on our board of directors or executive compensation committee. None of the members of the compensation committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except for the disclosure in Certain Relationships and Related Transactions regarding the law firm where Mr. Wiesen is a partner.

REPORT OF THE AUDIT & RISK COMMITTEE

The audit & risk committee acts under a written charter adopted by the audit & risk committee and approved by the board of directors.  The audit & risk committee charter is available on the Company’s corporate website-www.aceto.com.

The audit & risk committee is comprised of William N. Britton (Chairman), Richard P. Randall and Hans C. Noetzli.   Each of these directors meets the independence and expertise requirements of the SEC and the NASDAQ Global Select Market.   The audit & risk committee recommends to the Board of Directors the approval of the Company’s independent registered public accounting firm, approves the scope of the audit plan, and reviews and approves the fees of the independent accountants.  The audit & risk committee met regularly with the Company’s independent accountants during the past fiscal year, both with and without management present, to review the scope and results of the audit engagement, the Company’s system of internal controls and procedures, the effectiveness of procedures intended to prevent violations of laws and regulations, and the implementation of internal financial controls required by the Sarbanes-Oxley Act of 2002.  In compliance with the SEC rules regarding auditor independence, and in accordance with the Company’s Audit & Risk Committee Charter, the audit & risk committee reviewed all services performed by BDO USA, LLP for the Company within and outside the scope of the quarterly review and annual auditing functions.

The audit & risk committee also:

●	Met to discuss the quarterly unaudited and the annual audited financial statements with management and BDO USA, LLP prior to the statements being filed with the SEC;

●	Reviewed the Company’s disclosures in the Management’s Discussion and Analysis sections of such filings;

●	Reviewed management’s program, schedule, progress and accomplishments for maintaining financial controls and procedures to assure compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reviewed quarterly earnings releases prior to their publication;

●	Reviewed and approved in advance in accordance with the Company’s Audit & Risk Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO USA, LLP;

●	Reviewed and made recommendations to the board of directors to revise the committee’s charter as necessary in order to comply with newly enacted rules and regulations;

●	Monitored the Company’s “whistleblower” program under which any complaints are forwarded directly to the Committee, to be reviewed in accordance with an established procedure for all such matters;

●
Reviewed the audit, tax and audit-related services the Company had received from BDO USA, LLP and determined that the providing of such services by BDO USA, LLP was compatible with the preservation of their independent status as our independent registered public accounting firm.

●	Met to discuss with the Company’s senior risk officer, and other members of management responsible for managing risk, areas of specific risk identified by management and/or the Committee.

The audit & risk committee also reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011 with management and discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by AICPA Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Committee has discussed various matters with BDO USA, LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between BDO USA, LLP and management. The audit & risk committee also received during the past fiscal year the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit & risk committee concerning independence and has discussed with BDO USA, LLP their independence.  Based on the review and discussions referred to in this paragraph, the audit & risk committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted by the members of the audit & risk committee.

William N. Britton (Chairman)
Hans C. Noetzli
Richard P. Randall

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 10, 2011, the number and percentage of shares of the Company’s outstanding common stock owned by each named executive officer, each director and director nominee and each person that, to the best of the Company’s knowledge, owns more than 5% of the Company’s issued and outstanding common stock, and all executive officers and directors as a group.  Unless indicated otherwise, the information in the table is as of October 10, 2011 and the business address of each person is c/o Aceto Corporation, 4 Tri Harbor Court, Port Washington, New York 11050.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (excluding stock options and restricted stock units) (1)	Exercisable Stock Options and Restricted Stock Units(2)	Total Beneficial Ownership	Percent(3)

Albert L. Eilender	65,606	68,855	134,461	*
Vincent G. Miata	60,540	114,666	175,206	*
Douglas Roth	47,892	75,316	123,208	*
Frank DeBenedittis	49,881	92,834	142,715	*
Michael Feinman	29,817	92,000	121,817	*
Ulf Bender	-	28,644	28,644	*
Robert A. Wiesen	4,929	48,730	53,659	*
Hans C. Noetzli	25,285	58,855	84,140	*
William N. Britton	24,385	28,480	52,865	*
Richard P. Randall	17,038	-	17,038	*
Salvatore Guccione	25,000	-	25,000	*
Natasha Giordano	-	-	-	*

Dimensional Fund Advisors LP (4) 6300 Bee Cave Road Austin, TX 78746	1,953,716	-	1,953,716	7.3%

BlackRock Inc. (4) 40 East 52nd Street New York, NY 10022	1,679,678	-	1,679,678	6.3%

Vanguard Group, Inc. (4) 100 Vanguard Boulevard Malvern, PA 19355-2331	1,369,143	-	1,369,143	5.1%

All executive officers and directors as a group (20 persons)	1,408,477	722,143	2,130,620	7.8%

* Less than 1%.

(1)	Unless otherwise indicated, each person has, or shares with his spouse, sole voting and dispositive power over the shares shown as owned by him.

(2)
For purposes of the table, a person is deemed to have “beneficial ownership” of any shares which such person has the right  to acquire within 60 days after the record date.  Any share which such person has the right to acquire within those 60 days is deemed to be outstanding for the purpose of computing the percentage ownership of such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 26,729,813 shares issued and outstanding as of the record date.

(4)	Based on information filed on Form 13F with the Securities and Exchange Commission as of June 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert A. Wiesen, a director of the Company, is a partner in Clifton, Budd & DeMaria (“Clifton Budd”), a law firm which serves as labor and employment counsel to the Company.  During fiscal 2011, the Company paid $195,000 to Clifton Budd for legal services rendered to the Company.  The Company does not intend to utilize the legal services of Clifton Budd in the future with the exception of one legal matter with respect to which Clifton Budd had previously served as counsel to the Company, and which the Company does not expect will generate significant additional legal fees.

Pursuant to its charter, the Company’s Audit & Risk Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all “Related Party Transactions” of the Company as required by the applicable NASDAQ listing rule. For purposes of the audit & risk committee charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR (PROPOSAL ONE).

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As previously described in detail in the “Compensation Discussion and Analysis”, our executive compensation programs are designed to attract, retain, and motivate superior executive talent and to align their interests with those of our shareholders and support our growth and profitability. Please see the “Compensation Discussion and Analysis” beginning on page 18 and the Executive Compensation  disclosure beginning on page 24 for additional details about our executive compensation programs and  information about the fiscal year 2011 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in the proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS THAT YOU APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. These votes are required to be held not less frequently than once every six years.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every two years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a two-year interval for the advisory vote on executive compensation for the following reasons:

●
Shareholder communications will be enhanced by providing a clear, simple means for the Company to obtain information on investor views about our executive compensation philosophy and program and provide investors with sufficient time to evaluate the effectiveness of the program, corporate strategies and Company performance.

●
An advisory vote every two years will be the most effective timeframe for the Board of Directors and the Company to thoughtfully evaluate and respond to feedback from its shareholders and provide sufficient time to engage in discussions with them.

●	Our executive compensation programs are focused on measuring performance over an extended period of time, and holding a vote every two years is consistent with our long-term objectives.

As an advisory vote, this Proposal is not binding on the Company.  Notwithstanding the advisory nature of this vote, the Board of Directors values the opinions expressed by shareholders in their vote on this Proposal, and will consider the outcome of the vote when making its determination as to the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY TWO YEARS AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED WITH AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit & Risk Committee, the Board of Directors has appointed BDO USA, LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending June 30, 2012.  BDO USA, LLP has been the independent registered public accounting firm of the Company since 2005.

Although ratification by shareholders is not required by the Company’s organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by shareholders of its appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 is a matter of good corporate practice.  If shareholders do not ratify the selection, the Board of Directors will reconsider whether or not to retain BDO USA, LLP, but may still retain them.  Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Company anticipates that representatives of BDO USA, LLP will attend the annual meeting for the purpose of responding to appropriate questions.  At the annual meeting, the representatives of BDO USA, LLP will be afforded an opportunity to make a statement if they so desire.

The aggregate fees for professional services rendered by BDO USA, LLP for the years ended June 30, 2011 and 2010 were:

	Fiscal 2011	Fiscal 2010

Audit fees	$959,000	$886,000
Audit related fees	122,000	-
Tax fees	71,000	64,000
All other fees	5,000	-

Total fees	$1,157,000	$950,000

Audit fees are fees for the audit of the Company’s annual financial statements included on Form 10-K, including the audits of internal control over financial reporting, reviews of the quarterly financial statements, statutory audits and assistance with and review of documents filed with the SEC.

Audit related fees consisted of fees for due diligence, accounting consultations and audits in connection with the Rising acquisition.

Tax fees are fees for tax services, including tax compliance, tax advice and planning.

All other fees include consultation related to employee training.

The audit & risk committee reviewed and approved in advance in accordance with the Company’s Audit & Risk Committee Pre-Approval Policy all proposals and fees for any work to be performed by BDO USA, LLP.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING JUNE 30, 2012.

SHAREHOLDER PROPOSALS

All shareholder proposals which are intended to be presented at the 2012 Annual Meeting of Shareholders of the Company must be received in writing by the Company no later than June 21, 2012, to be considered for inclusion in the board of directors’ proxy statement and form of proxy relating to the meeting.  Such proposals also will need to comply with United States Securities and Exchange Commission regulations under Proxy Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

OUR ANNUAL REPORT ON FORM 10-K AND CORPORATE GOVERNANCE COMPLIANCE DOCUMENTS

If you own our common stock, you can obtain copies of our annual report on Form 10-K for the fiscal year ended June 30, 2011 as filed with the SEC, including the financial statements, our committee charters, and our code of business conduct and ethics, all without charge, by writing to Mr. Douglas Roth, Chief Financial Officer, Aceto Corporation, 4 Tri Harbor Ct, Port Washington, New York 11050.  You can also access our 2011 Form 10-K on our website at www.aceto.com by clicking on “Investor Relations”, then “Corporate Governance” and then on “SEC Filings”.  You can also access our committee charters at our website by clicking on “Corporate Governance”.

OTHER BUSINESS

The board of directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please submit your proxy or voting instructions.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas Roth
Douglas Roth Chief Financial Officer
Dated: October 20, 2011

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on December 08, 2011

ACETO CORPORATION	Meeting Information
Meeting Type: Annual Meeting
For holders as of: October 10, 2011
Date: December 08, 2011 Time: 10:00 AM EST
Location: 4 Tri Harbor Court
Port Washington, NY 11050

ACETO CORPORATION ATTN: THEODORE AYVAS 4 TRI HARBOR COURT PORT WASHINGTON, NY 11050	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000116169_1     R1.0.0.11699

——   Before You Vote   ——
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—— How To Vote ——
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0000116169_2     R1.0.0.11699

Voting items
The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors
	Nominees
01	Albert L. Eilender	02	Robert A. Wiesen	03	Hans C. Noetzli	04	William N. Britton	05	Richard P. Randall
06	Salvatore Guccione	07	Natasha Giordano

The Board of Directors recommends you vote FOR the following proposal:

2	Approval of the advisory vote on executive compensation.

The Board of Directors recommends you vote 2 YEARS on the following proposal:

3	Advisory vote on the frequency of holding an advisory vote on executive compensation.

The Board of Directors recommends you vote FOR the following proposal:

4	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

NOTE: In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

0000116169_4     R1.0.0.11699

ACETO CORPORATION ATTN: THEODORE AYVAS 4 TRI HARBOR COURT PORT WASHINGTON, NY 11050
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees

01 Albert L. Eilender 02 Robert A. Wiesen 03 Hans C. Noetzli 04 William N. Britton 05 Richard P. Randall
06 Salvatore Guccione 07 Natasha Giordano

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2	Approval of the advisory vote on executive compensation.							☐	☐	☐

The Board of Directors recommends you vote 2 YEARS on the following proposal:							1 year	2 years	3 years	Abstain

3	Advisory vote on the frequency of holding an advisory vote on executive compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

4	Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.							☐	☐	☐

NOTE: In their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000116170_1     R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Shareholder Letter is/are available at www.proxyvote.com .

ACETO CORPORATION ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Albert L. Eilender and Douglas Roth, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Aceto Corporation’s Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on December 8, 2011 at the Company’s offices, 4 Tri Harbor Court, Port Washington, New York, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

PLEASE INDICATE HOW YOUR SHARES ARE TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1, A VOTE “FOR” IN ITEMS 2 AND 4 AND A VOTE FOR “TWO YEARS” IN ITEM 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000116170_2     R1.0.0.11699